As filed with the Securities and Exchange Commission
                         on March 6, 1998

                                   Registration No.333- _________

=================================================================

                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                         ________________

                             Form S-8
                      Registration Statement
                              Under
                    The Securities Act of 1933


                         Proffitt's, Inc.

                     Tennessee               62-0331040
             (State of Incorporation)       (IRS Employer
                                         Identification No.)


                     750 Lakeshore Parkway
                    Birmingham, Alabama 35211
                         (205) 940-4000

(Address of Principal Executive Office)


             Carson Pirie Scott & Co. Savings Plan

                    (Full title of the plan)


                         R. Brad Martin
       Chairman of the Board and Chief Executive Officer

                        Proffitt's, Inc.
                     750 Lakeshore Parkway
                      Birmingham, AL 35211
                          205-940-4000
   (Name, address and telephone number of agent for service)


                           Copies to:
           Philip L. McCool, Esq.            Brian J. Martin, Esq.
            Sommer & Barnard, PC               Proffitt's, Inc.
              4000 Bank One Tower            750 Lakeshore Parkway
         Indianapolis, Indiana   46204    Birmingham, Alabama  35211
               (317) 630-4000                    (205) 940-4980
                       ___________________


                              CALCULATION OF REGISTRATION FEE

                                                   Proposed          Proposed
          Title of                                  maximum         maximum
         each class               Amount           offering        aggregate          Amount
         of securities            to be             price            offering       of registr-
      to be registered       registered (1)       per share          price           ation fee
      -------------------    ---------------     ------------      -----------       -----------
Common Stock,
$.01 par value                         100,000            $34.937      3,493,700(2)       $1,030.64

Preferred Stock
Purchase Rights                        100,000                  0 (3)         0 (3)           0 (3)


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described above.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Shares reported on the New York Stock Exchange on March 5, 1998.
(3) No additional consideration will be paid for the Preferred Stock Purchase Rights.
=================================================================

                             Part II
        Information Required in the Registration Statement

Item 3.   Incorporation of Documents by Reference.

     The documents listed below, and all documents filed by Registrant pursuant to Sections 13(a), 13(c) 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of this Registration Statement:

     (a) The Registrant's Annual Report filed with the Securities Exchange Commission ("SEC") on April 29, 1997 on Form
          10-K for the fiscal year ended February 1, 1997;

     (b)  The Registrant's Quarterly Reports on Form 10-Q for the
          fiscal quarters ended May          3, August 2 and
          November 1, 1997;

     (c)  The Registrant's Current Reports on Form 8-K file with
          the SEC on February 11,       April 1, May 2, May 22 (as
          amended by Form 8-K/A filed on May 22, 1997), July          8,
          August 22, September 2, September 4, October 30 and
          November 5, 1997 and January 23 (two filings), February
          12 and February 17, 1998;

     (d) The Plan's Annual Report on Form 11-K for the Plan Year ended February 1, 1997, filed on July 28, 1997; and

     (e)  The information contained in "Description of Proffitt's
          Capital Stock" in the Registrant's Registration Statement on Post-Effective Amendment No. 1 to Form S-4 (Reg. No.
          333-17059) filed with the Securities and Exchange
          Commission on January 14, 1997.

Item 4.   Description of Securities.

     On March 28, 1995, the Board of Directors of Registrant declared a dividend distribution of one right (a "Right") for each share of Registrant's Common Stock. Each Right entitles the holder to purchase from Registrant one two-hundredth (one/200) of a share of Series C Preferred Stock at a price of $85 per one one-hundredth (one/100) of a share. Such Rights will attach to shares of Registrant's Common Stock issued stockholders until such Rights become exercisable. The Rights will become exercisable upon the acquisition by any person of, or the announcement of the intention of any person to commence a tender or exchange offer upon the successful consummation of which such person would be the beneficial owner of, 20% or more of the shares of Registrant's Common Stock then outstanding, without the prior approval of the Registrant's Board of Directors. The Rights are generally designed to deter coercive takeover tactics and to encourage all persons interested in potentially acquiring control of Registrant to treat each stockholder on a fair and equal basis.

Item 5.   Interest of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

     The By-Laws of Registrant provide that Registrant shall indemnify to the full extent authorized or permitted by the Tennessee Business Corporation Act any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person, or such person's testate or intestate, is or was an officer or director of Registrant or serves or served as an officer or director of any other enterprise at the request of Registrant.

     Section 48-18-503 of the Tennessee Business Corporation Act provides for "mandatory indemnification," unless limited by the charter, by a corporation against reasonable expenses incurred by a director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party by reason of the director being or having been a director of the corporation. Section 48-18-504 of the Tennessee Business Corporation Act states that a corporation may, in advance of the final disposition of a proceeding, reimburse reasonable expenses incurred by a director who is a party to a proceeding if the director furnishes the corporation with a written affirmation of the director's good faith belief that the director has met the standard of conduct required by Section 48-18-502 of the Tennessee Business Corporation Act, that the director will repay the advance if it is ultimately determined that such director did not meet the standard of conduct required by Section 48-18-502 of the Tennessee Business Corporation Act, and that those making the decision to reimburse the director determine that the facts then known would not preclude indemnification under the Tennessee Business Corporation Act. Section 48-18-507 of the Tennessee Business Corporation Act provides for mandatory indemnification, unless limited by the charter, of officers pursuant to the provisions of
Section 48-18-503 of the Tennessee Business Corporation Act applicable to mandatory indemnification of directors.

     Registrant's By-Laws further provide that Registrant may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of Registrant, or is or was serving at the request of Registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person or on such person's behalf in any such capacity, or arising out of such person's status as such, whether or not Registrant would have the power to indemnify such person against such liability under the By-Laws, provided that such insurance is available on acceptable terms as determined by a majority of Registrant's Board of Directors.

Item 7.   Exemption from Registration Claimed.

     Not applicable.

Item 8.   Exhibits.

    Exhibit
    Number              Description

      5.1 Opinion re: Legality (Since the shares are not original issuance securities, no Opinion re:
                        Legality is required)

     5.2 Undertaking to request a Determination Letter from the Internal Revenue Service for the Plan

     23.1              Consent of Coopers & Lybrand L.L.P. (Re:
                       Proffitt's, Inc.)

     23.2              Consent of Deloitte & Touche LLP

     23.3              Consent of Coopers & Lybrand L.L.P. (Re:
                       Parisian, Inc.)

     23.4              Consent of KPMG Peat Marwick LLP (Re:  Form
                       11-K)

      24               Power of Attorney (included at page II-5)

      99              Carson Pirie Scott & Co. Savings Plan
                      (incorporated by reference to Exhibit 4.3, Registration Statement on Form S-8 of Carson Pirie Scott & Co., File No. 33-93012)


Item 9.   Undertakings.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i)  To include any prospectus required by section
          10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) If the Registrant is a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any financial statements required by Section 210.3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph
     (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

          (5) For the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions described in Item 15, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the Undersigned, thereunto duly authorized, in the city of Birmingham, State of Alabama, on the 6th day of March, 1998.

                              Proffitt's, Inc.



                              By:  /s/ Brian J.  Martin
                                   ______________________________
                                   Brian J. Martin
                                   Executive Vice President of Law


     The Plan. Pursuant to the requirements of the Securities Act, the Plan Trustee has duly caused this registration statement to be signed on its behalf by the Undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on the 6th day of March, 1998.


                              Carson Pirie Scott & Co. Savings
                              Plan
                              By: Marshall & Ilsley Trust Company,
                              not in its corporate capacity, but
                              solely as Plan Trustee



                              By: /s/ John Carlton
                                   ________________________________
                                   John Carlton, Vice President

                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian J. Martin, his true and lawful attorney-in-fact and agent with full power of substitution for him in his name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, grants unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorney-in-fact and agents or their or his substitute or substitutes any lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                Signature         Title                        Date


/s/ R.  Brad Martin       Chief Executive Officer and
________________________  Chairman of the Board
R. Brad Martin            Principal Executive Officer   3/5/98


/s/ Ronald de Waal        Vice Chairman                 3/5/98
________________________
Ronald de Waal


/s/ Douglas Coltharp      Executive Vice President      3/5/98
________________________  and Chief Financial Officer
Douglas  Coltharp         Principal Financial Officer


/s/ Donald E.  Wright     Senior Vice President of Finance 3/5/98
________________________  and Accounting
Donald E. Wright          Principal Accounting Officer


/s/ Bernard E. Bernstein  Director                      3/5/98
________________________
Bernard E. Bernstein


/s/ Stanton J. Bluestone  Director                      3/5/98
________________________
Stanton J. Bluestone


/s/ John W. Burden III    Director                      3/5/98
________________________
John W. Burden III


/s/ Edmond D. Cicala      Director                      3/5/98
________________________
Edmond D. Cicala


/s/ Gerard K.  Donnelly   Director                      3/5/98
________________________
Gerard K. Donnelly


/s/ Donald F.  Dunn       Director                      3/5/98
________________________
Donald F. Dunn


________________________  Director
Julius W. Erving


/s/ Michael S. Gross      Director                      3/5/98
________________________
Michael S. Gross


/s/ Donald E. Hess        Director                      3/5/98
________________________
Donald E. Hess


/s/ G. David Hurd         Director                      3/5/98
________________________
G. David Hurd


________________________  Director
C. Warren Neel


/s/ Marguerite W. Sallee  Director                      3/5/98
________________________
Marguerite W. Sallee


/s/ Gerald Tsai, Jr.      Director                      3/5/98
________________________
Gerald Tsai, Jr.


                     INDEX TO EXHIBITS FILED
                   TO REGISTRATION STATEMENT ON
                   FORM S-8 OF PROFFITT'S, INC.


                                                          Sequentially
       Exhibit                                               Numbered
         No.                      Description                   Page

         5.1 Opinion re: Legality (Since the shares are not original issuance securities, no Opinion re:
                                 Legality is required)

         5.2 Undertaking to request a Determination Letter from the Internal Revenue Service for the Plan

        23.1                     Consent of Coopers & Lybrand L.L.P. (Re:
                                 Proffitt's, Inc.)

        23.2                     Consent of Deloitte & Touche LLP

        23.3                     Consent of Coopers & Lybrand L.L.P. (Re:
                                 Parisian, Inc.)

        23.4                     Consent of KPMG Peat Marwick LLP (Re:  Form
                                 11-K)

         24                      Power of Attorney (included at page II-5)

         99                      Carson Pirie Scott & Co. Savings Plan
                                (incorporated by reference to Exhibit 4.3 of
                                 Registration Statement on Form S-8, File No.
                                 333-93012)